                                                                   EXHIBIT 10.41


                             EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of June 21, 1999 (the "Effective Date"), by and between McKesson HBOC, Inc. (the "Company"), a Delaware corporation with its principal office at One Post Street, San Francisco, California, and Graham O. King ("Executive").

                                   RECITALS
                                   --------

A. The Company, in its business, develops and uses certain Confidential Information (as defined in Paragraph 7(c) below). Such Confidential Information will necessarily be communicated to or acquired by Executive by virtue of his employment with the Company, and the Company has spent time, effort and money to develop such Confidential Information and to promote and increase its goodwill; and

B. The Company desires to retain the services of, and employ, Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement and, in so doing, to protect its Confidential Information and goodwill, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment.  Subject to the terms and conditions of this Agreement, the
     ----------
     Company agrees to employ Executive, and Executive agrees to accept employment from, and remain in the employ of, the Company for the period stated in Paragraph 3 hereof.

2.   Position and Responsibilities.  During the period of his employment
     -----------------------------
     hereunder, Executive agrees to serve the Company, and the Company shall employ Executive, as President, Information Technology Business ("ITB") of the Company or in such other senior corporate executive capacity or capacities as may be mutually agreed upon from time to time between Executive and the Chief Executive Officer or either of the Co-Chief Executive Officers, as the case may be, of the Company (either, hereinafter referred to as the "Chief Executive Officer").

3.   Term and Duties.

     (a)  Term of Employment. The term of this Agreement shall be deemed to have
          ------------------
          commenced on the date of this Agreement and shall continue until the earlier of (i) March 31, 2004, or (ii) the date that Executive shall have been granted "Approved Retirement status under the Company's 1984 Executive Benefit Retirement Plan ("EBRP").

     (b)  Duties. During the period of his employment hereunder and except for
          ------
          illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company (the "Board"); provided, however, that, with the approval of the Chief
                    --------  -------
          Executive Officer, Executive may serve, or continue to serve, on the boards of directors of, hold any other offices or positions in, companies or organizations which, in such officer's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c)  Place of Performance.  So long as Executive shall be President, ITB,
          --------------------
          he shall provide his services primarily at the headquarters of the ITB, presently located in the Atlanta, Georgia metropolitan area. Notwithstanding the foregoing, Executive shall be under no obligation throughout the term of this Agreement to relocate his permanent residences, presently located in Hinsdale, Illinois and Jupiter, Florida.

4.   Compensation and Reimbursement of Expenses; Other Benefits.
     ----------------------------------------------------------

     (a)  Compensation. During the period of his employment hereunder, Executive
          ------------
          shall be paid a salary, in monthly or semi-monthly installments (in accordance with the Company's normal payroll practices for senior executive officers), at the rate of Five Hundred Eighty Thousand Dollars ($580,000.00) per year, or such higher salary as may be from time to time approved by the Board (or any duly authorized Committee thereof) (any such higher salary so approved to be thereafter the minimum salary payable to Executive during the remainder of the term hereof), plus such additional incentive compensation, if any, as may be awarded to him yearly by the Board (or any duly authorized Committee thereof). For purposes of the MIP (as defined in subparagraph (c) below), for each of the Company's fiscal years ending during the term of this Agreement, Executive's Individual Target Award shall be 75% of his base salary for the applicable Year (as defined in the MIP). Executive shall also receive an automobile allowance from the Company of One Thousand Dollars ($1,000.00) per month during the term of this Agreement.

     (b)  Reimbursement of Expenses. The Company shall pay or reimburse
          -------------------------
          Executive, in accordance with its normal policies and practices, for all reasonable travel and other expenses incurred by Executive in connection with the performance of his obligations hereunder. The Company further agrees to furnish Executive with such living and entertainment assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

     (c)  Other Benefits. Executive shall be entitled to receive all other
          --------------
          benefits of employment generally available to other members of the Company's executive management and those benefits for which key executives are or shall become eligible, when and as he becomes eligible therefor, including without limitation, group health and life insurance benefits, short and long-term disability plans, deferred compensation plans, and participation in the Company's Profit-Sharing Investment Plan, Employee Stock Purchase Plan, Executive Medical Plan, 1989 Management Incentive Plan ("MIP"), EBRP, 1988 Executive Survivor Benefits Plan ("ESBP"), Stock Purchase Plan and 1994 Restricted Stock and Stock Option Plan (or any other similar plan or arrangement), and the Company agrees that none of such benefits shall be altered in any manner or in such a way as to reduce any then existing entitlement of Executive thereunder.

     (d)  EBRP and ESBP. With respect to Executive's participation in the EBRP
          -------------
          and ESBP, Executive shall be subject to the terms and conditions of such plan, provided, however, that, in the event Executive's
                     --------  -------
          performance regarding the rebuilding of ITB and the development of a successor is satisfactory to the Chief Executive Officer (the "Accomplishment of ITB Rebuilding and Development"), management shall recommend to the Board that Executive be granted "Approved Retirement" status pursuant to the EBRP and the ESBP; provided, further, that, if
                                                    --------  -------
          Executive accrues five years of actual service credit pursuant to the EBRP and the ESBP (regardless of having earlier been granted "Approved Retirement" status, Executive shall be granted additional service credit thereunder for prior service with US Servis and HBO & Company. Executive and the Chief Executive Officer will work together in the future to establish objective criteria by which Executive may be judged to have achieved the Accomplishment of ITB Rebuilding and Development. In the event Executive (a) resigns as President of ITB following the grant of Approved Retirement status and (b) otherwise remains employed by the Company in a mutually agreed upon position, for purposes of the EBRP and the ESBP only, the EBRP and ESBP benefits payable to Executive upon termination of employment shall be calculated based upon the Executive's compensation at the time of Executive's resignation as President, ITB.

5.   Initial Incentive Grants.  Executive shall receive the following initial
     ------------------------
     incentive awards specified in subparagraphs (a) and (b) below:

     (a)  Retention Bonus. The Company shall pay Executive a special, one-time
          ---------------
          bonus of Two Million Five Hundred Thousand Dollars ($2,500,000.00), payable in two installments of $1,250,000.00 each on (i) as soon as practicable following execution of this Agreement, and (ii) the anniversary of the Effective Date, provided Executive is employed on such dates or his employment terminates earlier as a result of his death, disability, a termination by the Company other than for Cause (as defined in Paragraph 8(a)) or a termination by Executive for Good Reason (as defined in Paragraph 8(d)(iv)). This bonus is not to be construed as a salary type payment but rather a retention payment.

     (b)  Stock Options. Executive will be granted on or about August 16, 1999,
          -------------
          a non-qualified stock option to purchase One Million (1,000,000) shares of the Company's common stock, at a per share exercise price equal to the fair market value of a share of the Company's common stock on the date of grant (the "Grant

          Date"), which option will vest at the rate of fifty percent (50%) on the second anniversary of the Grant Date, seventy-five percent (75%) on the third anniversary of the Grant Date and one hundred percent (100%) on the fourth anniversary of the Grant Date. Notwithstanding the foregoing, the option granted pursuant to this Section 5(b) shall vest if and at such time as Executive is granted "Approved Retirement" status under the EBRP, as is contemplated in Section 4(d). If Executive's employment is terminated by either party for any reason other than for Cause, such option shall be exercisable, to the extent it is vested on the date of termination or becomes vested thereafter pursuant to Section 8(d)(iii)(D), for a period of thirty-six (36) months following the later of termination of Executive's employment or the vesting of such option. Such option will otherwise be subject to the terms and conditions of the Company's Stock Option and Restricted Stock Plan (or any other similar plan or arrangement).

6.   Benefits Payable Upon Disability or Death.
     -----------------------------------------

     (a)  Disability Benefits. If, during the term of this Agreement, Executive
          -------------------
          shall be prevented from properly performing services hereunder by reason of his illness or other physical or mental incapacity, the Company shall continue to pay Executive his then current salary hereunder during the period of such disability; or, if less, for a period of (12) calendar months, at which time the Company's obligations hereunder shall cease and terminate.

     (b)  Death Benefits. In the event of the death of Executive during the term
          --------------
          of this Agreement, Executive's salary payable hereunder shall continue to be paid to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's designee or representative (as the case may be) through the six-month period following the end of the calendar month in which Executive's death occurs. Thereafter, all of the Company's obligations hereunder shall cease and terminate.

     (c)  Other Plans. The provisions of this Section 6 shall not affect any
          -----------
          rights of Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's Profit-Sharing Investment Plan, EBRP, ESBP, Restricted Stock and Stock Option Plan (or any other similar plan or arrangement), any stock purchase plan or any other employee benefit plan of the Company, and any such rights shall be governed by the terms of the respective plans.

7.   Obligations of Executive During and After Employment.
     ----------------------------------------------------

     (a)  Noncompetition. Executive agrees that during the term of his
          --------------
          employment hereunder, and for the "Restricted Period" (as hereinafter defined) thereafter following the termination of Executive's employment with the Company for any reason, he will not, within the United States, participate, engage or have any interest in, directly or indirectly, any person, firm, corporation, or business (whether as an employee, officer, director, agent, creditor, or consultant or in any capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which carries on any business or activity competitive with the Company or any affiliated company (including, without limitation, any products or services sold, investigated, developed or otherwise pursued by the Company or any affiliated company at any time or from time to time) without the prior written consent of the Chief Executive Officer. For purposes of this Paragraph 7, the "Restricted Period" shall be deemed to be the longer of (i) one (1) year (two (2) years when the term is used in Paragraph 7(d)) following termination of Executive's employment for any reason or (ii) the period during which Executive is receiving salary continuation payments hereunder. This Paragraph 7(a) shall survive the termination or expiration of this Agreement.

     (b)  Unauthorized Use of Confidential Information. Executive acknowledges
          --------------------------------------------
          and agrees that (i) during the course of his employment Executive will have produced and/or have access to Confidential Information (as defined in subparagraph (c) hereof), of the Company and its affiliated companies, and (ii) the unauthorized use or sale of any of such confidential or proprietary information at any time would harm the Company and would constitute unfair competition with the Company. Executive promises and agrees not to engage in any unfair competition with the Company either during or after the term of this Agreement. Therefore, during and subsequent to his employment by the Company and its affiliated companies, Executive agrees to hold in confidence and not, directly or indirectly, disclose, use, copy or make lists of any such information, except to the extent expressly authorized by the Company in writing or as required by law. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of any of its affiliated companies, which Executive shall prepare, use, or come into contact with, shall be and remain the sole property of the Company, and shall not be removed (except to allow Executive to perform his responsibilities hereunder while traveling for business purposes or otherwise working away from his office) from the Company's or the affiliated company's premises without its prior written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. This paragraph 7(b) shall survive the termination or expiration of this Agreement.

     (c)  Confidential Information Defined. For purposes of this Agreement,
          --------------------------------
          "Confidential Information" means all information (whether reduced to written, electronic, magnetic or other tangible form) acquired in any way by Executive during the course of his employment with the Company or any of its affiliated companies concerning the products, projects, activities, business or affairs of the Company and its affiliated companies, or the Company's or any of its affiliated company's customers, including, without limitation, (i) all information concerning trade secrets of the Company and its affiliated companies, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions of the Company and its affiliated companies, (ii) all sales and financial information concerning the Company and its affiliated companies, (iii) all customer and supplier lists of the Company and its affiliated companies, (iv) all information concerning products or projects under development by the Company or any of its affiliated companies or marketing plans for any of those products or projects, and (v) all information in any way concerning the products, projects, activities, business or affairs of customers of the Company or any of its affiliated companies which was furnished to him by the Company or any of its agents or customers; provided, however, that Confidential Information does not include information which (A) becomes available to the public other than as a result of a disclosure by Executive, (B) was available to him on a non-confidential basis outside of his employment with the Company, or (C) becomes available to him on a non-confidential basis from a source other than the Company or any of its agents, creditors, suppliers, lessors, lessees or customers.

     (d)  Nonsolicitation. Executive recognizes and acknowledges that it is
          ---------------
          essential for the proper protection of the business of the Company and its affiliated companies that Executive be restrained for a reasonable period following the termination of Executive's employment with the Company and its affiliated companies from: (i) soliciting or inducing any employee of the Company or any of its affiliated companies to leave the employ of the Company or any of its affiliated companies;
          (ii) hiring or attempting to hire any employee of the Company or any of its affiliated companies; or (iii) soliciting the trade of or trading with the customers of the Company or any of its affiliated companies for any competitive business purpose. Accordingly, Executive agrees that during the term of his employment hereunder, and for the Restricted Period thereafter following the termination of Executive's employment with the Company and its affiliated companies for any reason, Executive shall not, directly or indirectly, (x) hire, solicit, aid in or encourage the hiring and/or solicitation of, contract with, aid in or encourage the contracting with, or induce or encourage to leave the employment of the Company or any of its affiliated companies, any employee of the Company or any of its affiliated companies; and (y) solicit, aid in or encourage the solicitation of, contract with, aid in or encourage the contracting with, service, or contact any person or entity which is, or was, within three years prior to the termination of Executive's employment with the Company and its affiliated companies, a customer or client of the Company or any of its affiliated companies for the purpose of offering or selling a product or service competitive with any of those offered by the Company of any of its affiliated companies. This Paragraph 7(d) shall survive the termination or expiration of this Agreement.

     (e)  Remedy for Breach. Executive agrees that in the event of a breach or
          -----------------
          threatened breach of any of the covenants contained in this Paragraph 7, the Company shall have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     (f)  Blue-Penciling. Executive acknowledges and agrees that the
          --------------
          noncompetition and nonsolicitation provisions contained herein are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, Confidential Information and other business interests of the Company. Nevertheless, if any court determines that any of said noncompetition and other restrictive covenants and agreements, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

8.  Termination.

     (a)  For Cause. Notwithstanding anything herein to the contrary, the
          ---------
          Company may, without liability, terminate Executive's employment hereunder for Cause at any time upon written notice from the Board (or any duly authorized Committee thereof) specifying such Cause, and thereafter, the Company's obligations hereunder (other than the obligation to pay any accrued salary or benefits) shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board (or any duly authorized Committee thereof) shall have given Executive written notice specifying the conduct alleged to have constituted such Cause and Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice. As used herein, the term "Cause" shall mean (i) Executive's willful misconduct, habitual neglect, dishonesty or other intentional actions (or failures to act) which are materially and demonstrably injurious to the Company, or (ii) a material breach by Executive of one or more terms of this Agreement.

     (b)  Arbitration Required to Confirm Cause. In the event of a termination
          -------------------------------------
          for Cause pursuant to subparagraph (a) above, the Company shall continue to pay Executive's then current compensation as specified in this Agreement until the issuance of an arbitration award affirming the Company's action. Such arbitration shall be held in accordance with the provisions of Paragraph 9(d) below. In the event the award upholds the action of the Company, Executive shall promptly repay to the Company any sums received pursuant to this subparagraph 8(b), following termination of employment.

     (c)  Other than for Cause; Performance, Reorganization. Notwithstanding
          -------------------------------------------------
          anything herein to the contrary, the Company may also terminate Executive's employment (without regard to any general or specific policies of the Company relating to the employment or termination of its employees) (i) should Executive fail to perform his duties hereunder in a manner satisfactory to the Chief Executive Officer, provided that Executive shall first be given written notice of such unsatisfactory performance and a period of ninety (90) days to improve such performance to a level deemed acceptable to the Chief Executive Officer, (ii) should Executive's position be eliminated as a result of a reorganization or restructuring of the Company or any of its affiliated companies or (iii) for any other reason or reasons.

     (d)  Obligations of the Company on Termination of Employment.

          i) If the Company terminates Executive's employment pursuant to subparagraph 8(a) above and the Company's action is affirmed as specified in subparagraph 8(b) above or Executive terminates his employment with the Company other than for Good Reason (as defined in subparagraph (d)(iii)), then all of the Company's obligations hereunder (other than the obligation to pay any accrued salary or benefits) shall immediately cease and terminate. Executive shall thereupon have no further right or entitlement to additional salary, incentive compensation payments or awards, or any perquisites from the Company whatsoever, and Executive's rights, if any, under the Company's employee and executive benefit plans shall be determined solely in accordance with the express terms of the respective plans. Notwithstanding the foregoing, termination by Executive without Good Reason shall not affect Executive rights with regard to vested options.

          ii) In the event that Executive shall terminate his employment for any reason after Executive shall have been granted "Approved Retirement" status under the EBRP, as is contemplated in
                 Section 4(d), Executive shall be eligible for the continuation of health benefits as are described in Section 8(d)(iii)(C). This provision will survive the termination of this Agreement.

          iii) If the Company terminates Executive's employment pursuant to subparagraph 8(c) above or Executive terminates his employment with the Company for Good Reason prior to the expiration of this Agreement, then in lieu of any benefits payable pursuant to the Company's Executive Severance Policy (so long as the compensation and benefits payable hereunder equal or exceed those payable under said Policy) and in complete satisfaction and discharge of all of its obligations to Executive hereunder, the Company shall, provided Executive is not in breach of the provisions of Paragraph 7 hereof, and except as provided in Paragraph 9(c) below, (A) continue Executive's then base salary, without increase, for the remainder of the term of this Agreement, provided, however, that the Company's obligation to make such salary payments shall be reduced by any compensation received by Executive from a subsequent employer during such term, (B) consider Executive for a bonus under the terms of the Company's MIP for the fiscal year in which termination occurs (but not for any subsequent year) provided that any such bonus, if earned, shall be pro-rated to reflect the portion of the year for which Executive was actively employed, (C) continue Executive's automobile allowance, financial planning allowance, and Executive Medical Plan benefits until the expiration date of this Agreement, provided, however, that Executive may thereafter elect to
                 --------  -------
                 continue his Executive Medical Plan benefits (or, at his choice, any lesser medical coverage offered by the Company at the time of termination) by paying the Company's actual cost for said benefit, (D) subject to the express special forfeiture and repayment provisions of the respective plans (or the terms and conditions applicable thereto), continue the accrual and vesting of Executive's rights, benefits and existing awards for the remainder of the term of this Agreement for purposes of the EBRP, ESBP and the Stock Option and Restricted Stock Plan (or any other similar plan or arrangement), provided, however, that
                                                         --------  -------
                 (unless the Board, or any duly authorized Committee, in its sole discretion, determines otherwise) Executive shall in no event receive or be entitled either to additional grants or awards subsequent to the date of termination, or "Approved Retirement" status, under the foregoing plans, and (E) terminate Executive's participation in the Company's tax-qualified profit-sharing plans and stock purchase plans, pursuant to the terms of the respective plans, as of the date of Executive's termination of employment.

          iv) For purposes of this Agreement, "Good Reason" shall mean any of the following actions, if taken without the express written consent of Executive, (A) any material change by the Company in Executive's functions, duties, or responsibilities as President, Information Technology Business, which changes would cause Executive's position with the Company to become of less dignity, responsibility, importance or scope as compared to the position and attributes that applied to Executive as of the Effective Date; (B) any reduction in Executive's base salary, other than a reduction effect as part of an across-the-board reduction affecting all executives of the Company; (C) any material failure by the Company to comply with any of the provisions of the Agreement; (D) the requirement made by the Company that Executive change his manner of performing his responsibilities so as to require a change in his residence;
                 (E) a removal of the principal place of business of the ITB to a place more than 1,000 miles from Chicago, Illinois; (F) a Change of Control; or (G) any failure by the Company to obtain the express assumption of the Agreement by any successor or assign of the Company.

          v) a "Change of Control shall have been deemed to have occurred if at any time during the term of the Agreement: (A) the Company sells. or otherwise disposes of substantially all of the assets of the ITB or a majority of the equity ownership or voting control of any corporation or other entity holding substantially all of the assets of the ITB in a single transaction or series of related transactions, or (B)(i) any "person" (as defined in the Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries or a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, acquires securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
                 (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of subsection (B) of this paragraph, (i) as a result of the consummation of any transaction occurring prior to the date of the Agreement, or
                 (ii) if there is consummated any transaction or series of integrated transactions immediately following which, in the judgement of the Compensation Committee of the Board, the holders of the Company's Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

9.   General Provisions.

     (a) Executive's rights and obligations hereunder shall not be transferable by assignment or otherwise. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     (b) This Agreement (together with the Termination Agreement of even date herewith and the Indemnification Agreement dated August 25, 1999) and the rights of Executive with respect to the benefits of employment referred to in Paragraph 4(c) constitute the entire agreement between the parties hereto in respect of the employment of Executive by the Company. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties with regard to such employment. To the extent that the terms of Section 13(b) of the Termination Agreement are inconsistent with the provisions of this subsection (b), this subsection (b) shall control.

     (c) In the event Executive's employment with the Company shall terminate under circumstances otherwise providing Executive with a right to benefits under both Section 5 of the Termination Agreement and Paragraph 8(d)(iii) of this Agreement, Executive shall be entitled to receive the greater of the benefits provided therein or herein,
                      -------
          calculated individually, without duplication. The obligation of the Employee to remain in the employ of the Company as set forth in
          Section 2 of the Termination Agreement shall relate only to potential benefits to be derived under the Termination Agreement and in no case shall be deemed to effect or limit any rights or obligations that Employee shall have under this Agreement or any other agreement between the Company and Employee (which rights and obligations shall be governed solely by the provisions of such agreements) other than the Termination Agreement.

     (d) Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, other than any dispute, controversy claim or breach arising under Paragraph 7 of this Agreement, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this paragraph in connection with any termination of Executive's employment shall take place in San Francisco, California at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

     (e) Executive expressly acknowledges and agrees that, in the event the benefits provided hereunder are subject to the excise tax provision set forth in Section 4999 of the Internal Revenue Code of 1986, as amended, (i) Executive shall be responsible for and (ii) Executive shall not be entitled to any additional payment from the Company for any Federal, state, and local income and employment taxes, interest or penalties that may arise in connection with such benefits.

     (f) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability hereof shall not be affected thereby.

     (g) This Agreement may not be amended or modified except by a written instrument executed by the Company and Executive.

     (h) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its principles of conflict of laws.

     (i) The Company shall indemnify and hold harmless Executive from all legal fees and expenses of counsel arising out of or incurred in connection with any claims, by or on behalf of, or against, SMS under that certain Employment Agreement dated January 10, 1991 between SMS and Executive, that certain Separation Agreement dated as of November 30, 1993 or otherwise, arising as a result of Executive's employment with the Company or actions taken by Executive in connection therewith. Expenses incurred by Executive in connection with any claim for indemnification shall be paid by the Company in advance upon the written request of Executive. Executive shall reimburse the Company for such expenses in the event and only to the extent that it shall be ultimately determined that Executive is not entitled under applicable state law to be indemnified for such expenses.

     (j) This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     (k) The waiver by either party hereto of any right hereunder or of any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or of any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                            (signature page follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        McKESSON HBOC, INC.
                                        A Delaware Corporation


                                        By /s/ Ivan D. Meyerson
                                          --------------------------
                                               Senior Vice President

ATTEST:



/s/ Kristina Veaco
-----------------------
    Assistant Secretary

                                          /s/ Graham O. King
                                          ------------------
                                              Executive


By the Authority of the
Compensation Committee
of the Board of Directors
of McKesson HBOC, Inc.
on July 6, 1999.